SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported): June 22, 2002

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway Sarasota, Florida		34243

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 941-362-1200

Item 5. Other Events.

Standby Stock Repurchase Agreement with the Koski Family Limited Partnership

     On June 22, 2002, the Registrant entered into a standby Stock Repurchase Agreement with the Koski Family Limited Partnership, under which the Registrant has agreed to purchase up to $2.25 million worth of the Registrant’s common stock from the Koski Partnership at its request at any time during the next two years at a per share price equal to the lesser of (i) $7.00 per share, and (ii) 15% less than the average closing price of a share of the common stock for the 15 full trading days immediately preceding the closing date. A copy of the Agreement is attached to this Report as Exhibit 99.2.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

            None.

     (b)  Pro Forma Financial Information.

            None.

     (c)  Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release of the Registrant dated July 1, 2002.

99.2	Stock Repurchase Agreement dated as of June 22, 2002, between Registrant and the Koski Family Limited Partnership

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By: /s/ Richard J. Dobbyn

Richard J. Dobbyn Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: June 28, 2002

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release of the Registrant dated July 1, 2002.

99.2	Stock Repurchase Agreement dated as of June 22, 2002, between Registrant and the Koski Family Limited Partnership

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